SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.

                                  $163,637,000
                   12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES
                                    DUE 2006


                               PURCHASE AGREEMENT


                                                                   March 8, 1996



CS First Boston Corporation
Citicorp Securities Inc.
   c/o CS First Boston Corporation
      Park Avenue Plaza
         New York, NY 10055


Ladies and Gentlemen:

          1. Introductory. Shared Technologies Fairchild Communications Corp., a Delaware corporation (the "Issuer"), proposes to issue and sell to the initial purchasers named in Schedule A hereto (the "Initial Purchasers") $163,637,000 principal amount of its 12 1/4% Senior Subordinated Discount Notes Due 2006 (the "Notes") to be unconditionally guaranteed on a senior subordinated basis ("the Guaranties") by Shared Technologies Inc. to be renamed Shared Technologies Fairchild Inc. ("STFI") and by each subsidiary of the Issuer listed on the signature pages hereto (each a "Subsidiary"; collectively, the "Subsidiaries" and, together with STFI, the "Guarantors"). The Notes and the Guaranties are collectively referred to as the "Offered Securities". The Offered Securities are to be issued under an Indenture, to be dated as of March 1, 1996 (the "Indenture"), between the Issuer, the Guarantors named therein and the United States Trust Company of New York as trustee (the "Trustee").

          Pursuant to an Agreement and Plan of Merger, dated as of November 9, 1995, as amended on February 2 and 23, 1996 (the "Merger Agreement"), among the Issuer, Shared Technologies Inc. ("STI"), Fairchild Industries, Inc. ("FII"), RHI Holdings, Inc. ("RHI") and The Fairchild Corporation ("TFC"), FII will be merged with and into STI (the "Merger") and STI, as the surviving corporation, will be renamed Shared Technologies Fairchild Inc. ("STFI"). As preconditions to the Merger, (i) FII will undergo a recapitalization (the "FII

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Recapitalization") pursuant to which FII will transfer all of its assets to, and cause all of its liabilities to be assumed by, its immediate parent, RHI or RHI's affiliates except for the assets and liabilities of the communication services business of FII and certain other specified liabilities and (ii) STI will cause the Issuer to be incorporated. As part of the Merger, RHI, TFC and
Fairchild  Holding  Corp.  will  enter  into  indemnification   agreements  (the
"Indemnification Agreements") pursuant to which they will indemnify STFI with respect to the liabilities assumed by RHI as part of the FII Recapitalization.

          The Offered Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933 (the "Securities Act"), in reliance on an exemption therefrom. The Issuer has prepared a preliminary offering circular dated February 17, 1966 (such preliminary offering circular being hereinafter referred to as the "Preliminary Offering Circular"), and an offering circular dated March 8, 1996 (such offering circular, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Securities, being hereinafter referred to as the "Offering Circular"), setting forth information regarding the Issuer, the Guarantors and the Offered Securities. The Issuer and each Guarantor, jointly and severally, hereby confirm that they have authorized the use of the Preliminary Offering Circular and the Offering Circular in connection with the offering and sale of the Securities.

          Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the Exchange and Registration Rights Agreement of even date herewith (the "Registration Rights Agreement"), between the Issuer and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Issuer has agreed to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an issue of a series of senior notes (the "Exchange Securities") identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Offered Securities (the "Exchange Offer") and (ii) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

          This Agreement, the Indenture, the Registration Rights Agreement and each Guaranty are referred to herein collectively as the "Operative Documents". The Issuer and each Guarantor are referred to herein individually as a "Relevant Company" and collectively as the "Relevant Companies".

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

          The Issuer, each Subsidiary and STFI, jointly and severally, agree with the several Initial Purchasers as follows:

          2.  Representations  and  Warranties  of the  Issuer.  As used in this
Section 2, references to the "Issuer" or "its subsidiaries" shall mean the Issuer or its subsidiaries prior to the consummation of the Merger and shall mean the Issuer or its subsidiaries, effective upon the consummation of the Merger. The Issuer, STFI and the Subsidiaries jointly and severally represent and warrant to, and agree with, the several Initial Purchasers as of the date hereof and as of the Closing Date (as defined in Section 3 hereof) that:

          (a) Each of the Preliminary Offering Circular and the Offering Circular has been prepared by the Issuer and STI. Such Preliminary Offering Circular and Offering Circular, as supplemented as of the date of this Agreement and any other document approved by the Issuer for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "Offering Documents". As of their respective dates and, in the case of the Offering Circular, as of the date of this Agreement, no Offering Document includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from an Offering Document based upon written information furnished to the Issuer by any Initial Purchaser through CS First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). Except disclosed in the Offering Documents, on the date of this Agreement each of FII's and STI's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports which have been filed with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) Each of STFI and the Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering
         Documents; and each of STFI and the Issuer is duly qualified to do business as a foreign corporation in good standing in all

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

         other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on STFI and the Issuer.

          (c) Each of the Issuer and STFI has an authorized capitalization as set forth in the Offering Documents and all of the issued shares of capital stock of each of the Issuer and STFI have been duly authorized and validly issued and are fully paid and nonassessable. The Capital Stock of each of the Issuer and STFI conforms in all material respects to the description thereof contained in the Offering Documents.

          (d) Each subsidiary of the Issuer that is a corporation or limited partnership has been duly incorporated and is an existing corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Documents; and each subsidiary of the Issuer that is a corporation or limited partnership is duly qualified to do business as a foreign corporation or limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on such subsidiaries, taken as a whole; all of the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except that (1) STI owns 99% of the interests in Financial Place Communications Company, an Illinois
         general partnership, (2) STI's interests in its wholly-owned subsidiary, Access Telemanagement, Inc., a Texas corporation ("Access"), have been pledged in favor of Martnet Inc. pursuant to a Pledge Agreement dated as of June 27, 1994 (the "Pledge Agreement"),
         (3) STI's 99% limited partnership interest in Access Telecommunication Group L.P., a Texas limited partnership ("Access L.P."), have been pledged pursuant to the Pledge Agreement and (4) Access L.P., all interests in which have been pledged pursuant to the Pledge Agreement, is the holder of 100% of the common stock of Access Network Services, Inc.

          (e) STFI owns all of the issued and outstanding capital stock of the Issuer and the Issuer owns all of the issued and outstanding capital stock or equity interests of the Subsidiaries, except as described in paragraph (d) above, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in paragraph (d) above, the capital stock or equity interests of each subsidiary owned by a Subsidiary,

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

         directly or through subsidiaries, is owned free from liens, encumbrances and defects; there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of the Subsidiaries.

          (f) The Notes have been duly authorized by the Issuer; the Indenture has been duly authorized by the Issuer and the Guarantors; each Guaranty has been duly authorized by each Guarantor party to it; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below) and authenticated by the Trustee, the Indenture will have been duly executed and delivered by the Issuer, STFI and the Subsidiaries and such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Documents; and when the Merger is consummated each Guaranty will have been duly executed and delivered by each Guarantor party to it. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder; and the Indenture, each Guaranty and such Offered Securities will constitute valid and legally binding obligations of the Issuer and the Guarantors and each of the Indenture, each Guaranty and such Offered Securities will be enforceable in accordance with their terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (g) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantors and conforms in all material respects to the description thereof contained in the Offering Documents. The Registration Rights Agreement constitutes a valid and legally binding obligation of the Issuer and each Guarantor and is enforceable in accordance with its terms.

          (h) This Agreement has been duly authorized, executed and delivered by the Issuer, STFI and the Subsidiaries.

          (i) Except as contemplated by this Agreement or disclosed in the Offering Documents, there is no broker, finder or other party that is entitled to receive from the Issuer, any of its subsidiaries or any Initial Purchaser any brokerage or finder's fee or other fee or commission as a result of the transactions contemplated by this Agreement.

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

          (j) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 of this Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions, other than the Merger, as contemplated by the Operative Documents or in connection with the issuance and sale of the Offered Securities by the Issuer, except such as have been obtained or made or as may be required under the Securities Act and the Rules and Regulations of the Commission
         thereunder with respect to the Registration Rights Agreement, the Exchange Offer and the transactions contemplated thereunder or state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc.

          (k) The execution, delivery and performance by each of the Issuer, STFI and the Subsidiaries of the Operative Documents to which it is a party and the issuance and sale of the Offered Securities and compliance with the terms and provisions of the Operative Documents and the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Relevant Company or any subsidiary of any Relevant Company or any of their respective properties; (ii) any material agreement or instrument relating to borrowed money to which any Relevant Company or any such subsidiary is a party or by which any Relevant Company or any such subsidiary is bound or to which any of the properties of any Relevant Company or any such subsidiary is subject; (iii) any other material agreement or instrument to which any Relevant Company or any such subsidiary is a party or by which any Relevant Company or any such subsidiary is bound or to which any of the properties of any Relevant Company or any such subsidiary is subject which would individually or in the aggregate have a material adverse effect on the condition (financial or other), results of operations, business or prospects of STFI, the Issuer and its subsidiaries taken as a whole (a "Material Adverse Effect"); or (iv) the charter or by-laws of any Relevant Company or any such subsidiary. The Issuer and each Guarantor has full power and authority to authorize, issue and sell the Notes and the Guaranties respectively, as contemplated by this Agreement.

          (l) The Merger Agreement has been duly authorized, executed and delivered by each of the parties thereto and conforms in all material respects to the description thereof in the Offering Documents. The Merger Agreement constitutes a valid and legally binding obligation of each of the parties thereto and is enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to

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         creditors' rights and (ii) general  principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (m) Each Indemnification Agreement has been duly authorized, executed and delivered by each of the parties thereto and conforms in all material respects to the description thereof in the Offering Documents. Each Indemnification Agreement constitutes a valid and legally binding obligation of each of the parties thereto and is enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (n) The execution, delivery and performance by each of STI, FII and, to the best of the Issuer's knowledge after due inquiry, by RHI and TFC of the Merger Agreement and compliance with the terms and provisions of the Merger Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries or any of their properties; (ii) any material agreement or instrument relating to borrowed money to which the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries is a party or by which the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries is bound or to which any of the properties of the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries is subject; (iii) any other material agreement or instrument to which the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries is a party or by which the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries is bound or to which any of the properties of the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries is subject, which would individually or in the aggregate have a material adverse effect on the condition (financial or other) business or results of operations of (A) the Issuer and its subsidiaries taken as a whole (B) STI and its subsidiaries taken as a whole; or (iv) the charter or by-laws of the Issuer, STI, FII, RHI, TFC or any of their respective subsidiaries.

          (o) Each Relevant Company and its subsidiaries has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them; and each Relevant Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases

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         with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (p) Each Relevant Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to any Relevant Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (q) No labor dispute with the employees of any Relevant Company or any subsidiary exists or, to the knowledge of the Issuer, is imminent that might have a Material Adverse Effect.

          (r) Each Relevant Company and its subsidiaries owns, possesses or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to any Relevant Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (s) Except as disclosed in the Offering Documents, no Relevant Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and no Relevant Company is aware of any pending investigation which might lead to such a claim.

          (t) Except as disclosed in the Offering Documents, there are no pending nor threatened actions, suits or proceedings against or affecting any Relevant Company, any of its subsidiaries or any of their respective properties that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or would materially and

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         adversely  affect the  ability of any  Relevant  Company to perform its obligations under the Operative Documents to which it is a party or the Merger Agreement or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to STFI's or Issuer's knowledge, contemplated.

          (u)  The  Issuer has  delivered  to the  Initial  Purchasers  true and correct copies of the Merger Agreement, the Indenture and the Registration Rights Agreement, in the form as originally executed, and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Initial Purchasers shall have been advised. The Merger Agreement, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Documents.

          (v) The historical financial statements (including the related notes and supporting schedules, if any) included in the Preliminary Offering Circular and the Offering Circular comply in all material respects with the requirements applicable to a Registration Statement on Form S-1.

          (w) The financial statements with respect to the Issuer included in the Offering Documents present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise stated in the Offering Documents, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (x) The financial statements with respect to STFI included in the Offering Document present fairly the financial position of STFI and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise stated in the Offering Documents, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (y) The financial statements with respect to STI included in the Offering Documents present fairly the financial position of STI and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise stated in the Offering Documents, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (z) The financial statements with respect to FII included in the Offering Documents present fairly the

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

         financial position of FII and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise stated in the Offering Documents, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (aa) Except as disclosed in the Offering Circular, since the date of the latest audited consolidated financial statements of each of STI and FII included in the Offering Documents there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of either STI or FII and their respective subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Documents, there has been no dividend or distribution of any kind declared, paid or made by either STI or FII on any class of its respective capital stock.

          (bb) No Relevant Company is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and no Relevant Company is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Documents, will not be an "investment company" as defined in the Investment Company Act.

          (cc) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system. The Issuer and STFI have been advised that the Offered Securities have been designated as Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") securities in accordance with the rules and regulations of NASD.

          (dd) Assuming the accuracy of the representations, of the Initial Purchasers contained herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of
         Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (ee) No Relevant Company, no affiliate of a Relevant Company, nor any person acting on their behalf

         (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Relevant Companies, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (ff) No Relevant Company owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

          (gg) The Offered Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (hh) The Issuer has not taken nor has any Guarantor taken, nor will they take, directly or indirectly, any action prohibited by Rule 10b-6 under the Exchange Act in connection with the offering of the Offered Securities.

          (ii)  STFI is subject to Section 13 or 15(d) of the Exchange Act.

          (jj) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S in the Issuer's debt securities.

          3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer the respective principal amounts of Offered Securities set forth opposite the names of the Initial Purchasers in Schedule A hereto, at a purchase price of 67.817% of the principal amount thereof plus accrued interest from March 13, 1996 to the Closing Date (as hereinafter defined).

          The Issuer will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same-day) funds by wire transfer to an account in New York previously designated to CSFBC by the Issuer at a bank acceptable to CSFBC at the office of Cravath, SwaineE& Moore at 10:00 a.m. (New York time), on March 13, 1996, or at such other time not later than seven full business days thereafter as CSFBC and the Issuer determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Cravath, SwaineE& Moore at least 24Ehours prior to the Closing Date.

          Notwithstanding the foregoing, any Offered Securities sold to Institutional Accredited Investors (as hereinafter defined) pursuant to
Section 4(c) shall be issued in definitive, fully registered form and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Offering Documents, but shall be paid for in the same manner as any Offered Securities to be purchased by the Initial Purchasers hereunder and to be offered and sold by them in reliance on Rule 144A under the Securities Act.

          4. Representations by Initial Purchasers; Resale by Initial Purchasers. (a) Each Initial Purchaser represents and warrants to the Issuer that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A") or, in the case of CSFBC or any other Initial

Purchaser authorized by CSFBC, to a limited number of Institutional Accredited Investors (as hereinafter defined) in accordance with subsectionE(c). Each Initial Purchaser severally represents, warrants and agrees that neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and any applicable foreign securities laws, regulations or restrictions, in connection with the offering of the Offered Securities outside the United States. Each Initial Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A or a sale to an Institutional Accredited Investor in accordance with subsectionE(c), such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the 'Securities Act') and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          Unless otherwise defined herein, terms used in this subsectionE(b) have the meanings given to them by Regulation S.

          (c) CSFBC and any other Initial Purchaser authorized by CSFBC may offer and sell Offered Securities in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by the applicable Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor"); provided, however, that each such
Institutional Accredited Investor executes and delivers to such Initial Purchaser and the Issuer, prior to the consummation of any sale of Offered Securities to such Institutional Accredited Investor, an Initial Purchaser's Letter in substantially the form attached as Annex A to the Offering Circular (an "Initial Purchaser's Letter").

          (d) Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Issuer.

          (e) Each Initial Purchaser severally agrees that it and each of its affiliates or any one acting in its behalf will not offer or sell the Offered Securities purchased hereby in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (f) Each of the Initial Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in ArticleE11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) OrderE1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (g) Each Initial Purchaser represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Offered Securities from, (ii) it has not sold, and will not sell, any of the Offered Securities to, and (iii) it has not distributed, and will not distribute, the Preliminary Offering Circular or the Offering Circular to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws. For the purpose of this Agreement, "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

          5. Certain Agreements of the Issuer. The Issuer and, unless otherwise specified, the Guarantors jointly and severally agree with the several Initial Purchasers that:

          (a) The Issuer will advise CSFBC promptly of any proposal to amend or supplement the Offering Documents and will not effect such amendment or supplementation without CSFBC's consent. If, at any time prior to the completion of the initial resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Documents as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Issuer will furnish to CSFBC copies of the Preliminary Offering Circular, the Offering Documents and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Issuer will furnish to CSFBC on the date hereof three copies of the Offering Documents signed by a duly authorized officer of the Issuer, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

          (c) The Issuer will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers; provided, however, that neither the Issuer nor any Guarantor will be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

          (d) During the period of five years after the Closing Date, each of STFI and the Issuer will furnish to CSFBC and, upon request, to each of the other Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Issuer will furnish to CSFBC and upon request, to each of the other Initial Purchasers
(i) as soon as available, a copy of each report and any definitive proxy statement of STFI or the Issuer (as applicable) filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Issuer and the Guarantors as CSFBC may reasonably request.

          (e) During the period of three years after the Closing Date, the Issuer will, upon request, furnish to CSFBC, each of the other Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f) During the period of three years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (g) During the period of three years after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Issuer Act and is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the Investment Issuer Act.

          (h) Except following the effectiveness of the Exchange Offer or Shelf Registration Statement, as the case may be, the Issuer will not, and will not permit any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Issuer or authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (i) The Issuer will pay all expenses incidental to the performance of the Issuer's and each Guarantors' obligations (as applicable) under the Operative Documents, including (i) the fees and expenses of the Trustee;
(ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Guaranties, the Offering Documents and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in the PORTAL market and any expenses incidental thereto; and (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities. The Issuer will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for any reasonable expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for all reasonable travel expenses of the Issuer's officers and employees and any other reasonable out-of-pocket expenses of the Issuer in connection with attending meetings with prospective purchasers of the Offered Securities from the Initial Purchasers and for expenses incurred in distributing the Preliminary Offering Circular and the Offering Documents (including any amendments and supplements thereto).

          (j) In connection with the offering, until CSFBC shall have notified the Issuer and the other Initial Purchasers of the completion of the resale of the Offered Securities, neither the Issuer nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (k) For a period of 180 days after the date of the Offering Circular, none of STFI, the Issuer or any of its subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, except to an affiliate which agrees to be bound by the provisions of this Section, any United States dollar-denominated debt securities issued or guaranteed by STFI, the Issuer or any of its subsidiaries and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CSFBC. None of STFI, the Issuer or any of its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
(l) The Issuer will apply the net proceeds of the offering and the sale of the Offered Securities in the manner set forth in the Offering Documents under the caption "Use of Proceeds".

          (m) The Issuer will use its best efforts to cause the Offered Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.

          (n) The Issuer will cause each Note to bear the legend set forth in the form of Note attached as ExhibitEA to the Indenture until such legend shall no longer be necessary or advisable because the Offered Securities are no longer subject to the restrictions on transfer described therein.

          (o) The Issuer will comply with the Registration Rights Agreement and all agreements set forth in the representation letter of the Issuer to The Depository Trust Issuer relating to the approval of the Offered Securities for "book-entry" transfer.

          6. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors herein, to the accuracy of the statements of officers of the Issuer and the Guarantors made pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

          (a)  The Initial Purchasers shall have received:

                  (i) a letter, dated the date of this Agreement, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                            (A) in their  opinion the financial  statements  and
                           schedules examined by them and included in the Offering Documents comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations that would apply to the Offering Documents if the Offering Documents were prospectuses included in a registration statement on FormES-1 under the Securities Act;

                            (B) they have performed the procedures  specified by
                           the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No.E71, Interim Financial Information, on the unaudited financial statements with respect to FII included in the Offering Documents;

                            (C) on  the  basis  of  the  review  referred  to in
                           clauseE(B) above, a reading of the latest available interim financial statements of FII, inquiries of officials of FII who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (1) the unaudited financial  statements with
                                    respect  to FII  included  in  the  Offering
                                    Documents  do not  comply  as to form in all
                                    material   respects   with  the   applicable
                                    accounting  requirements  of the  Securities
                                    Act  and the  related  published  Rules  and
                                    Regulations that would apply to the Offering
                                    Documents  if the  Offering  Documents  were
                                    prospectuses   included  in  a  registration
                                    statement on FormES-1  under the  Securities
                                    Act or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (2) at  the  date  of the  latest  available
                                    balance   sheet   of  FII   read   by   such
                                    accountants,  or at a  subsequent  specified
                                    date not more than  five  days  prior to the
                                    date of this Agreement, there was any change
                                    in the  capital  stock  or any  increase  in
                                    short-term indebtedness or long-term debt of
                                    FII and its consolidated subsidiaries or, at
                                    the  date of the  latest  available  balance
                                    sheet  read by such  accountants,  there was
                                    any  decrease  in  consolidated  net current
                                    assets  (working  capital)  or net assets as
                                    compared  with  amounts  shown on the latest
                                    balance  sheet   included  in  the  Offering
                                    Documents; or

                                    (3) for the period from the closing  date of
                                    the latest income  statement with respect to
                                    FII included in the Offering  Documents to a
                                    subsequent  date not  more  than  five  days
                                    prior  to the  date  of this  agreement  the
                                    closing date of the latest  available income
                                    statement  read  by such
                                    accountants  there  were any  decreases,  as
                                    compared  with the  corresponding  period of
                                    the  previous  year,  in  consolidated   net
                                    sales,     consolidated     income    before
                                    extraordinary items or net income,

                           except in all cases set forth in clausesE(2) and (3) above for changes, increases or decreases which the Offering Documents disclose have occurred or may occur and which are fully described and set out in such letter;

                            (D) on the basis of an  examination of the unaudited
                           pro forma financial statements included in the Offering Documents and inquiries of officials of the Issuer and FII respectively, who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that the pro forma financial statements included in the Offering Documents do not comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial statements or on the pro forma basis described in the notes thereto; and

                            (E) they have compared  specified dollar amounts (or
                           percentages derived from such dollar amounts) and other financial information contained in the Offering Documents (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of FII and its subsidiaries subject to the internal controls of FII's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specifically set forth in such letter.

                  (ii) a letter, dated the date of this Agreement, of Rothstein, KassE& Company, P.C. confirming that they are independent public accountants within the meaning of the Securities Act and the Rules and Regulations and confirming each matter set forth in subsectionsEa(i)(A), (B), (C), (D) and (E) above as if each reference to FII was to STI.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls that would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii)(A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or its subsidiaries which, in the judgment of a majority in interest of the Initial Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market's National Market, the American Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer, STI or FII on any exchange or in the over-the-counter market;
         (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) Each condition (other than the issuance and sale of the Offered Securities) to the closing contemplated by the Merger Agreement shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Merger Agreement, which has not been waived. Concurrently with the issue and sale of the Offered Securities, the Merger shall be consummated on terms that conform in all material respects to the description thereof in the Offering Documents and the Initial Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence satisfactory to the Initial Purchasers of the consummation thereof.

          (d) The offer to purchase for cash the 12 1/4% Senior Secured Notes due 1999 of FII and the solicitation of consents to an amendment of the indenture relating to such notes by FII, pursuant to an Offer to Purchase and Consent Solicitation Statement, the "Debt Tender Offer") shall have expired and the supplemental indenture related thereto shall have been executed and remain in full force and effect.

          (e) The Issuer and the Guarantors shall have entered into the Credit Facility ("Credit Facility") with Credit Suisse, Citicorp USA, Inc. and NationsBank providing for up to $160.0 million of loans and the closing thereunder shall have occurred no later than the Closing Date. The Initial Purchasers shall have received counterparts, conformed and executed, thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Credit Facility. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Merger) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Credit Facility.

          (f) The Initial Purchasers shall have received an opinion, dated the Closing Date, of GadsbyE& Hannah counsel for STI, the Issuer and the Guarantors, to the effect that:

                  (i) Each of the Issuer and STFI has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its businesses as described in the Offering Documents and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Issuer and STFI and their consolidated subsidiaries, taken as a whole;

                  (ii) Each subsidiary of the Issuer is duly incorporated or organized and is an existing corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation or organization; and each such subsidiary is duly qualified to do business as a foreign corporation or limited partnership and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so quality would not have a material adverse effect on the Issuer and STFI and such subsidiaries, taken as a whole;

                  (iii) The descriptions in the Offering Documents of statutes, legal and governmental proceedings and of contracts as they relate to STI before the Merger are accurate and to our knowledge fairly present, as to such statutes, legal or governmental proceedings and contracts described therein, the descriptions that would be required to be presented with respect thereto if the Offering Documents were prospectuses included in registration statements on FormES-1 under the Act; as of its date and at the date hereof, the Offering Circular complies (with respect to form only) in all material respects with the requirements of PartEI (other than in relation to the outside front cover) of FormES-1 under the Act, as such provisions are applicable to a prospectus forming part of a registration statement on FormES-1 under the Act (it being understood that such counsel express no opinions as to the sufficiency of the content thereof, the financial statements or other financial data contained in the Offering Circular or as to whether independent comments of the Securities and Exchange Commission would be received and would need to be accommodated). Nothing in such opinion shall be construed to be an opinion that there are no material omissions with respect to statutes, legal and governmental proceedings or of contracts;

                  (iv) STFI owns all of the capital stock of the Issuer and the Issuer owns all of the issued and outstanding capital stock of, or equity interests in, the Subsidiaries and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and such capital stock or equity interests are owned free from liens, encumbrances and defects, except that (1) STI owns 99% of the interests in Financial Place Communications Company, an Illinois general partnership, (2) STI's interests in its wholly-owned subsidiary, Access Telemanagement, Inc., a Texas corporation ("Access"), have been pledged in favor of Martnet Inc. pursuant to a Pledge Agreement dated as of JuneE27, 1994 (the "Pledge Agreement"), (3) STI's 99% limited partnership interest  in  Access  Telecommunication  Group  L.P.,  a Texas
                  limited partnership ("Access L.P."), have been pledged pursuant to the Pledge Agreement and (4) Access L.P., all interests in which have been pledged pursuant to the Pledge Agreement, is the holder of 100% of the common stock of Access Network Services, Inc.; and to such counsel's knowledge there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of the Subsidiaries;
                   (v) The Issuer and each Guarantor has full legal right, power and authority to execute and deliver the Operative Documents and to perform its respective obligations hereunder and thereunder; and all corporate or other action required to be taken for the due and proper authorization, execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken;

                   (vi) The Operative Documents and the Offered Securities constitute valid and legally binding obligations of the Issuer and the Guarantors; and each Operative Document and such Offered Securities will be enforceable in accordance with their terms;

                   (vii) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 of this Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents or in connection with the issuance and sale of the Offered Securities by the Issuer, except such as have been obtained or made or as may be required under the Securities Act or the Exchange Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement, the Exchange Offer and the transactions contemplated thereunder or state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc.;

                   (viii) The execution, delivery and performance by the Issuer and each Guarantor of the Operative Documents to which it is a party and the issuance and sale of the Offered Securities and compliance with the terms and provisions of the Operative Documents and the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Relevant Company or any subsidiary of any Relevant Company or any of their properties; (ii) any agreement or instrument to which any Relevant Company or any such subsidiary is a party or by which any Relevant Company or any such subsidiary is bound or to which any of the properties of any Relevant Company or any such subsidiary is subject, which agreement or instruments have been filed by STI under the Securities Act or the Exchange Act which would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of any Relevant Company and its subsidiaries taken as a whole; or (iii) the charter or by-laws of any Relevant Company or any such subsidiary;

                   (ix) The execution, delivery and performance by STI and compliance with the terms and provisions of the Merger Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under
                  (i) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over STI or any of its subsidiaries or any of their properties; (ii) any agreement or instrument to which the STI or any of its subsidiaries is a party or by which STI or any of its subsidiaries is bound or to which any of the properties of the STI or any of its subsidiaries is subject, which agreement or instruments have been filed by STI under the Securities Act or the Exchange Act which would individually or in the aggregate have a material adverse effect on the condition (financial or other) business, properties or results of operations of STI and its subsidiaries taken as a whole; or (iii) the charter or by-laws of STI or any of its subsidiaries;

                   (x) Except for the filing of the Certificate of Merger with the Secretary of State of Delaware, each consent, authorization, order and approval of, and filing and registration with, any governmental commission, board or other regulatory body required to be made or obtained by STI for the execution and delivery of the Merger Agreement by the Issuer of the transactions contemplated thereby has been made or obtained;

                   (xi) Upon the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the Merger Agreement, the Merger became effective in accordance with the General Corporation Law of the State of Delaware.

                   (xii) Except as disclosed in the Offering Documents, there are, to the knowledge of such counsel, no pending or threatened actions, suits or proceedings against or affecting the Issuer, the Guarantors or any of their subsidiaries or any of their respective properties that if determined adversely would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business or results of operations of the Issuer and the Guarantors and their respective subsidiaries taken as a whole, or would materially and adversely affect the ability of the Issuer or the Guarantors to perform their obligations under the Operative Documents, the Merger Agreement or which are otherwise material in the context of the sale of the Offered Securities;

                   (xiii) Neither the Issuer nor any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and each of the Issuer and each Guarantor is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Documents, will not be an "investment company" as defined in the Investment Company Act;

                   (xiv) The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                   (xv) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 of this Agreement, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify the Indenture under the Trust Indenture Act.

                   (xvi) In addition, such counsel shall state that they have participated in conferences with representatives of the Issuer and the Guarantors, at which conferences the contents of the Offering Documents, any amendment thereof and supplement thereto and related matters were discussed, and nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Documents or any amendment thereof or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such counsel need not express any view with respect to the financial statements and schedules or other financial data included therein; and further provided that the statement set forth in this clauseE(xvi) may be set forth in a separate statement in such counsel's opinion and not in a numbered paragraph therein.

          In rendering such opinion, such counsel may rely as to matters governed by the law of any jurisdiction other than the Commonwealth of Massachusetts, the State of Delaware or the United States of America on local counsel in such jurisdictions; provided, however, that such counsel shall state that they believe that they and the Initial Purchasers are justified in relying on such other counsel.

          Such opinion shall also state that it is being delivered to the Initial Purchasers at the request of the Issuer and the Guarantors.

          (g) At the Closing Date, the Initial Purchasers shall have received an opinion of Cahill GordonE& Reindel and Stuart Meister,EEsq., counsel for FII, RHI, TFC and Fairchild Communications Services Company ("FCSC") (divided between such counsel as they deem appropriate, subject to the reasonable satisfaction of the Initial Purchasers), dated as of the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                   (i) ach of TFC, RHI, FII and Fairchild Holding Corp. are corporations organized, validly existing and in good standing under the laws of the State of Delaware;

                   (ii) ach of TFC, RHI and FII has full corporate power and authority to execute and deliver the Merger Agreement and to perform its respective obligations thereunder; and all necessary corporate action has been taken by TFC, RHI and FII for the due and proper authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including but not limited to the Fairchild Reorganization; the Merger Agreement and all agreements and other documents executed by TFC and its affiliates to effect the FII Reorganization (the "Reorganization Documents") have been duly and validly executed;

                   (iii) ach of the Merger Agreement and Reorganization Documents constitutes a valid and legally binding obligation of each of TFC, RHI and FII and their affiliates who are a party thereto and is enforceable against them in accordance with its terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

                   (iv) ach of TFC, RHI and Fairchild Holding Corp. has full corporate power and authority to execute and deliver the Indemnification Agreement to which it is a party, the Pledge Agreement and the Registration Rights Agreement and to perform its respective obligations thereunder; and all necessary corporate action has been taken by TFC, RHI and Fairchild Holding Corp. for the due and proper authorization, execution and delivery of the Indemnification Agreement to be signed by them and the Pledge Agreement and the Registration Rights Agreement;

                   (v) ach of the Indemnification Agreements, Pledge Agreement and Registration Rights Agreement constitute a valid and legally binding obligation of TFC, RHI and Fairchild Holding Corp., as the case may be, and are enforceable against them in accordance with their respective terms subject to
                  (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and
                  (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

                   (vi) Prior to the Closing Date, FCSC is a general partnership duly organized and validly existing in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of the FII Telecommunications Business requires such qualification;

                   (vii) With respect to FCSC, the execution, delivery and performance by FII and compliance with the terms and provisions of the Merger Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction of FCSC or any of their properties which would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operation of FCSC taken as a whole, except as provided in the Offering Circular under the caption "Risk Factors", subheading "Government Regulation" and in paragraphsE3 and 6 of the opinion of Swidler & Berlin addressed to FCSC ("Swidler & Berlin OpinionEI") and paragraphsE5 and 6 of the opinion of Swidler & Berlin addressed to the Lenders and the Initial Purchasers ("Swidler & Berlin OpinionEII"); (b) any agreement or instrument to which FCSC is a party or by which FCSC or any of its subsidiaries is bound or to which any of the properties of FCSC is subject, which would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of FCSC taken as a whole, except as provided in
                  Section 6.13 of the Merger Agreement and Section 6.13 of the Disclosure Statement; or (c) the partnership agreement of FCSC;

                   (viii) With respect to FCSC, the execution, delivery and performance by each of TFC, RHI and Fairchild Holding Corp. and compliance with the terms and provisions of the Indemnification Agreements will not result in a breach or violation of any of the terms and provisions of, or constitute a default or conflict under (a) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction of FCSC or any of their properties which would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of FCSC taken as a whole, except as provided in the Offering Circular under the caption "Risk Factors", subheading "Government Regulation" and in paragraphsE3 and 6 of Swidler & Berlin OpinionEI and paragraphsE5 and 6 of Swidler & Berlin OpinionEII; (b) any agreement or instrument relating to borrowed money to which FCSC is a party or by which FCSC is bound or to which any of the properties of FCSC is subject, except as provided in Section 6.13 of the Merger Agreement and
                  Section 6.13 of the Disclosure Statement; or (c) any other agreement or instrument to which FCSC is bound or to which any of the properties of FCSC is subject, which would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of FCSC taken as a whole, except as provided in Section 6.13 of the Merger Agreement and
                  Section 6.13 of the Disclosure Statement; or (d) the partnership agreement of FCSC;

                  (ix) With respect to FCSC (or  directors of officers of FCSC),
                  statements  in  the  Offering   Circular  under
                  the captions (a) "Offering Circular Summary", subheadings "General" and "Business Strategy", (b) "Risk Factors", subheadings "Business Integration", "Competition", "Operational Demands Resulting from Growth", "Governmental
                  Regulation", "Reliance on Third Parties for Equipment" and "Dependence on Key Personnel", and (c) "Business", subheadings "General", "Business Strategy", "Historical Information Regarding STI and FII", "Description of Business" fairly summarize the matters described therein with respect to FCSC in all material respects.

          In rendering such opinion, such counsel may rely as to matters governed by the law of any jurisdiction other than the State of New York, Delaware or the United States of America on local counsel in such jurisdictions; provided, however, that such counsel shall state that they believe that they and the Initial Purchasers are justified in relying on such other counsel.

          Such opinion shall also state that it is being delivered to the Initial Purchasers at the request of the Issuer and the Guarantors.

          (h) The Initial Purchasers shall have received from Cravath, SwaineE& Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Offering Documents, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the several Initial Purchasers and the resales by the several Initial Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) The Initial Purchasers shall have received a certificate dated the Closing Date:

                  (i) of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuer and its subsidiaries in this Agreement are true and correct, that the Issuer and its subsidiaries have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the date of the most recent financial statements with respect to the Issuer and its subsidiaries in the Offering Circular there has been no material adverse change nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of any Relevant Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Offering Circular or as described in such certificate.

                  (ii) execution of the Guaranties, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of STFI confirming each of the matters referred to in sub-paragraphE(i).

          (j)  The Initial Purchasers shall have received:

                  (i) a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsectionE(a)(i) of this Section; and

                   (ii) a letter,  dated the Closing Date, of Rothstein,  KassE&
                  Company,    P.C.    which    meets   the    requirements    of
                  subsectionE(a)(ii) of this Section;

         except that, in each case, the specified date referred to in such subsection will be a date not more than five days prior to such the Closing Date for the purposes of this subsection.

          The Issuer will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder, whether in respect of the Closing Date or otherwise.

          Any certificate of the Issuer or any of its subsidiaries signed by any officer thereof and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Issuer or such subsidiary to the Initial Purchasers as to the matters covered thereby and not the representation and warranty of any such officer.

          7. Indemnification and Contribution. (a) The Issuer, STFI and the Subsidiaries, jointly and severally, will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer, STFI and the Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer, STIF and the Subsidiaries by such Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the such information only consists of the information described as such in subsectionE(b) below; and provided further, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Initial Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of such Initial Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Documents (exclusive of any material included therein but not attached thereto) if the Issuer had previously furnished copies thereof to such Initial Purchaser.

          (b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Issuer, STFI and the Subsidiaries against any losses, claims, damages or liabilities to which the Issuer, STFI and the Subsidiaries may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer, STFI and the Subsidiaries by such Initial Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer, STFI and the Subsidiaries in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Documents furnished on behalf of each Initial Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Initial Purchasers; the legend concerning over-allotments and stabilizing on the inside front cover page; and the fifth paragraph, the third and fourth sentences of the seventh paragraph and the eighth paragraph under the caption "Plan of Distribution."

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsectionE(a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsectionE(a) or (b) above except to the extent that the indemnifying party is prejudiced by the failure to give such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not unreasonably be withheld, be counsel to the indemnifying party if such representation of both the indemnifying and the indemnified party would be inappropriate due to an actual or potential conflict of interest between them), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsectionE(a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsectionE(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, STFI and the Subsidiaries on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clauseE(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clauseE(i) above but also the relative fault of the Issuer, STFI and the Subsidiaries on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, STFI and the Subsidiaries on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Issuer, STIF and the Subsidiaries bear to the total discounts and commissions received by the Initial Purchasers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, STFI and the Subsidiaries or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsectionE(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsectionE(d). Notwithstanding the provisions of this subsectionE(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsectionE(d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Issuer, STIF and the Subsidiaries under this Section shall be in addition to any liability which the Issuer, STFI and the Subsidiaries may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer, STIF and the Subsidiaries within the meaning of the Securities Act or the Exchange Act.

          8. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder and arrangements satisfactory to CSFBC and the Issuer for the purchase of such Offered Securities by other persons are not made within 36Ehours after such default, this Agreement will terminate without liability on the part of any nondefaulting Initial Purchaser or the Issuer, STIF and the Subsidiaries, except as provided in Section 9. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for a Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Guarantors or their officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuer, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Issuer and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer, the Guarantors and the Initial Purchasers pursuant to
Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauseE(C), (D) or (E) of Section 6(b)(ii), the Issuer will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them (x) as Initial Purchasers in connection with the offering of the Offered Securities and

(y) as Dealer Managers and Solicitation Agents in connection with the Debt Tender Offer.

          10. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o CS First Boston Corporation, Park Avenue Plaza, New York, NY 10055, Attention: Investment Banking DepartmentE-- Transactions Advisory Group, or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at 100 Great Meadow Road, Wethersfield, CTE06109, Attention: [KennethEM. Dorros, Esq., General Counsel]; provided, however, that any notice to a Initial Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.
          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

          12. Representation of Initial Purchasers. CSFBC will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Initial Purchasers.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEWEYORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          The Issuer hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                       If the foregoing is in accordance with the Initial Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer and the several Initial Purchasers in accordance with its terms.

                                                   Very truly yours,

                                                   SHARED TECHNOLOGIES FAIRCHILD
                                                   COMMUNICATIONS CORP.


                                                    by: /s/ Vincent DiVincenzo
                                                       -----------------------
                                                       Name: Vincent DiVincenzo
                                                       Title: Treasurer

                                                    SHARED TECHNOLOGIES INC.
                                                    as Guarantor


                                                    by: /s/ Vincent DiVincenzo
                                                       -----------------------
                                                       Name: Vincent DiVincenzo
                                                       Title: Treasurer

                                                    MULTI-TENANT SERVICES, INC.,
                                                    as Guarantor

                                                    by: /s/ Vincent DiVincenzo
                                                       -----------------------
                                                       Name: Vincent DiVincenzo
                                                       Title: Treasurer

                                                    BOSTON TELECOMMUNICATIONS
                                                    GROUP, INC.,
                                                    as Guarantor

                                                    by: /s/ Vincent DiVincenzo
                                                       -----------------------
                                                       Name: Vincent DiVincenzo
                                                       Title: Treasurer


                                                    OFFICE TELEPHONE MANAGEMENT,
                                                    as Guarantor

                                                    by: /s/ Vincent DiVincenzo
                                                       -----------------------
                                                       Name: Vincent DiVincenzo
                                                       Title: Treasurer

                                                     STI INTERNATIONAL, INC.,
                                                     as Guarantor

                                                     by: /s/ Vincent DiVincenzo
                                                        ---------------------
                                                        Name: Vincent DiVincenzo
                                                        Title: Treasurer


The foregoing Purchase Agreement
is hereby confirmed
and accepted as of the date first
above written.

CS FIRST BOSTON CORPORATION
CITICORP SECURITIES, INC.

     by:  CS FIRST BOSTON CORPORATION




     By: /s/ Richard H. Ivers
        --------------------------
         Name: Richard H. Ivers
         Title: Managing Director

                                   Schedule A



                                                    Principal Amount
               Initial Purchaser                  of Offered Securities

      CS First Boston                                 $130,909,600

      Citicorp Securities, Inc.                         32,727,400

                                                      ------------
                                Total                  163,637,000